Exhibit 99.1
ManTech Announces Financial Results for
First Quarter of 2018

•	Revenues: $473 million, up 13% from first quarter of 2017

•	Operating Income: $26.4 million for an operating margin of 5.6%

•	Diluted EPS: $0.51, up 31% from first quarter of 2017

•	Bookings of $430 million, resulting in a book-to-bill ratio of 0.9 and a LTM book-to-bill of 2.2

FAIRFAX, Va., May 2, 2018 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of fiscal year 2018, which ended March 31, 2018.

“With the solid execution in the quarter, ManTech is well positioned for another successful year. We continue our strong trajectory with another quarter of robust organic revenue growth. Equally important is our commitment to invest for the future and our steadfast focus on delivering innovative and differentiated solutions to meet our customers' mission-critical requirements,” said ManTech President and Chief Executive Officer Kevin M. Phillips.

Summary Operating Results

	Three months ended March 31,
(In Millions Except Per Share Amounts)	2018	2017
Revenue	$473.2	$418.4
Operating Income	$26.4	$24.4
Operating Margin	5.6%	5.8%
Depreciation and Amortization	$13.2	$7.7
Depreciation and Amortization % of Revenue	2.8%	1.8%
Net Income	$20.1	$15.0
Diluted Earnings Per Share	$0.51	$0.39

As a result of increased demand for our services and solutions, revenues for the quarter were $473.2 million, up 13% from $418.4 million in the first quarter of 2017. Revenue growth was driven by a combination of organic expansion from recent contract awards and acquisitions.

Operating income for the quarter was $26.4 million, up 8% compared to the first quarter of 2017, representing an operating margin of 5.6%. For the quarter, net income was $20.1 million and diluted earnings per share were $0.51, up 34% and 31%, respectively, compared to the first quarter of 2017.

Cash Management and Capital Deployment

	Three months ended March 31,
(Dollars In Millions)	2018	2017
Net Income	$20.1	$15.0
Cash Flow from Operations	$(18.0)	$36.5
Operating Cash Flow Multiple of Net Income	(0.9)x	2.4x
Capital Expenditures	$8.7	$3.4
Days Sales Outstanding (DSO)	69	68
Cash and Cash Equivalents, End of Period	$10.4	$91.6
Current and Long Term Debt, End of Period	$65.5	$0.0

The company used $18.0 million of net cash flow to fund operating activities in the quarter. Days sales outstanding (DSO) were 69 days. As of March 31, 2018, the company had $10.4 million in cash and cash equivalents and $65.5 million of outstanding borrowings on its $500 million revolving-credit facility, which leaves the company with ample financial capacity to support growth, pursue acquisitions and issue dividends while maintaining a strong balance sheet.

The company paid $9.9 million in dividends, or $0.25 per share, to its common stockholders of record as of March 9, 2018. The Board of Directors has declared that the company will pay a cash dividend of $0.25 per share on June 22, 2018, to all common stockholders of record as of June 8, 2018, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $430 million in the quarter, representing a book-to-bill ratio of 0.9. Over the trailing 12 months, the book-to-bill ratio is 2.2. ManTech won several large, single-award contracts in the quarter including:

•
C4I Integration in U.S. Marine Corps (USMC) Combat Vehicles. ManTech was awarded a 5-year contract totaling $82 million by the Navy's Space and Naval Warfare Systems Center (SPAWAR SSC) to augment Command, Control, Communications, Computers and Intelligence (C4I) capabilities of USMC combat vehicles.

Additional contract awards in the quarter include several extensions to existing contracts and new contracts from various customers, most of which are classified.

In addition, the company won several multiple-award indefinite-delivery, indefinite-quantity (IDIQ) contracts, which are not included in bookings, including:

•	Defense Information Systems Agency (DISA) ENCORE III. Under this 10-year, $17.5 billion contract ManTech will have the opportunity to win task orders to provide a range of IT solutions.

The company’s backlog of business at the end of quarter was $7.1 billion and funded backlog was $1.2 billion.

Forward Guidance

Based on our strong performance in the first quarter, we are raising and narrowing our 2018 guidance range on revenue, net income, and diluted earnings per share as specified in the table below.

Measure	Fiscal 2018 Guidance
Revenue (billion)	$1.90 - $1.95
Net Income (million)	$80.1 - $83.3
Diluted Earnings per Share	$2.00 - $2.08

ManTech Chief Financial Officer Judith L. Bjornaas said, "I am pleased to see the strong organic performance of the business, which met all of our financial targets for the first quarter. ManTech's positioning in important national and homeland security missions provides a solid foundation for continued growth."

Conference Call

ManTech executive management will hold a conference call on May 2, 2018, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 6293764. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. Now in our 50th year, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems engineering and software application development solutions that support national and homeland security. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or failure to compete effectively for new contract awards or to retain existing U.S. government contracts; inability to recruit and retain sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; issues relating to competing effectively for awards procured through the competitive bidding process, including the adverse impact of delay caused by competitors’ protests of contracts awards received by us; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies that reduce the contracts that we may bid on, cost reduction and efficiency initiatives by our customers, or other federal budget constraints generally; failure to obtain option awards, task orders or funding under contracts; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or services failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; increased exposure to risks associated with conducting business internationally; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 23, 2018, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$10,382	$9,451
Receivables—net	364,180	311,410
Prepaid expenses and other	49,360	46,207
Contractual inventory	92	96
Total Current Assets	424,014	367,164
Goodwill	1,085,321	1,084,560
Other intangible assets—net	189,452	194,348
Property and equipment—net	50,288	46,082
Employee supplemental savings plan assets	33,300	33,555
Investments	11,848	11,843
Other assets	7,383	6,923
TOTAL ASSETS	$1,801,606	$1,744,475
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$134,870	$122,405
Accrued salaries and related expenses	77,087	87,064
Contract liabilities	21,876	18,816
Total Current Liabilities	233,833	228,285
Long term debt	65,500	31,000
Deferred income taxes	101,163	97,194
Accrued retirement	32,293	34,517
Other long-term liabilities	10,718	10,505
TOTAL LIABILITIES	443,507	401,501
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 26,576,960 and 26,285,773 shares issued at March 31, 2018 and December 31, 2017; 26,332,847 and 26,041,660 shares outstanding at March 31, 2018 and December 31, 2017	266	263
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,189,245 and 13,189,245 shares issued and outstanding at March 31, 2018 and December 31, 2017	132	132
Additional paid-in capital	496,354	492,030
Treasury stock, 244,113 and 244,113 shares at cost at March 31, 2018 and December 31, 2017	(9,158)	(9,158)
Retained earnings	870,814	860,027
Accumulated other comprehensive loss	(309)	(320)
TOTAL STOCKHOLDERS’ EQUITY	1,358,099	1,342,974
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,801,606	$1,744,475

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended March 31,
	2018	2017
REVENUE	$473,236	$418,374
Cost of services	403,933	357,047
General and administrative expenses	42,882	36,937
OPERATING INCOME	26,421	24,390
Interest expense	(734)	(294)
Interest income	15	24
Other income, net	4	39
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	25,706	24,159
Provision for income taxes	(5,679)	(9,100)
Equity in gains (losses) of unconsolidated subsidiaries	40	(31)
NET INCOME	$20,067	$15,028
BASIC EARNINGS PER SHARE:
Class A common stock	$0.51	$0.39
Class B common stock	$0.51	$0.39
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.51	$0.39
Class B common stock	$0.51	$0.39

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Three months ended March 31,
	2018	2017
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$20,067	$15,028
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	13,209	7,674
Deferred income taxes	3,969	3,653
Stock-based compensation	1,054	1,067
Equity in (gains) losses of unconsolidated subsidiaries	(40)	31
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	(45,458)	5,645
Prepaid expenses and other	(3,255)	4,411
Contractual inventory	4	1,192
Employee supplemental savings plan asset	255	(1,287)
Accounts payable and accrued expenses	4,980	(2,644)
Accrued salaries and related expenses	(9,873)	3,646
Contract liabilities	(397)	(899)
Accrued retirement	(2,224)	(655)
Other	(306)	(333)
Net cash flow from (used in) operating activities	(18,015)	36,529
CASH FLOWS (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(6,574)	(2,578)
Investment in capitalized software for internal use	(2,097)	(817)
Deferred contract costs	(295)	—
Net cash used in investing activities	(8,966)	(3,395)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	191,000	—
Repayments under revolving credit facility	(156,500)	—
Dividends paid	(9,861)	(8,137)
Proceeds from exercise of stock options	5,996	1,694
Payment consideration to tax authority on employees' behalf	(2,723)	—
Net cash flow from (used in) financing activities	27,912	(6,443)
NET CHANGE IN CASH AND CASH EQUIVALENTS	931	26,691
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,451	64,936
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,382	$91,627

ManTech-F

ManTech International Corporation

Investor Relations
Judy Bjornaas
Executive Vice President and Chief Financial Officer
(703) 218-8269
Investor.Relations@ManTech.com

Media
Sue Cushing
VP Corporate Communications
(703) 814-8369
Sue.Cushing@ManTech.com